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Exhibit 10.15

AMENDMENT TO PERFORMANCE INCENTIVE AGREEMENT

        This AMENDMENT TO PERFORMANCE INCENTIVE AGREEMENT (this "Amendment") is entered into as of September    , 2006, by and between Netlist, Inc., a Delaware corporation (the "Company"), and                        , an individual ("Employee"), with reference to the following recitals of fact:

R E C I T A L S:

        WHEREAS, the Company and Employee have entered into that certain Performance Incentive Agreement, dated August    , 2006 (the "Agreement"); and

        WHEREAS, the Company and Employee desire to amend the Agreement as set forth in this Amendment to clarify the original intent of the Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

        1.     Amendment of Agreement. Section 3 of the Agreement is hereby amended to read in its entirety as follows:

          3.     Sale of Shares in the Offering. If the Underwriters exercise their 30-day option to purchase additional Shares to cover over-allotments in connection with the Offering, the Company hereby agrees that Employee shall be entitled to sell, as part of such over-allotment option, the number of shares of the Company's common stock held by him that would equal ten percent (10%) of the total number of Shares so purchased by the Underwriters. Such over-allotment option is currently expected to cover Shares valued at $7,500,000. Accordingly, if the total value of the over-allotment option does not change and the Underwriters exercise the over-allotment option in full, Employee would be entitled to sell, as part of that over-allotment option, the number of shares of the Company's common stock held by him that would provide him with gross proceeds from such sale of $750,000.

        2.     Effect of Amendment. Except as otherwise expressly provided herein, the Agreement shall remain unchanged and shall continue in full force and effect. From and after the date hereof, any references to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

        3.     Successors and Assigns. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

        4.     Counterparts; Facsimile. This Amendment may be executed in any number of counterparts and may be delivered by telecopy or facsimile, each of which shall be an original but all of which taken together shall constitute one Amendment.

        5.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any conflicts of laws provisions thereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

NETLIST, INC.		EMPLOYEE
By:	Lee Kim Vice President Chief Financial Officer	[Name]

SIGNATURE PAGE TO
AMENDMENT TO PERFORMANCE INCENTIVE AGREEMENT

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AMENDMENT TO PERFORMANCE INCENTIVE AGREEMENT
R E C I T A L S
A G R E E M E N T